Exhibit 99.1

Sonder Holdings Inc. Reports Record Revenue for Q3 and Raises FY 2021 Revenue and Adjusted EBITDA Outlook

Record Q3 2021 Revenue of $67.5M, Up 155% YoY

$126 Revenue per Available Room, Up 64% YoY and 26% vs. Q2 2021

Raises Outlook for FY 2021 Total Revenue to $200M - $205M vs. prior Outlook of $180M - $190M

San Francisco, CA – November 9, 2021 – Sonder Holdings Inc. (“Sonder” or the “Company”), a leading next-generation hospitality company that is redefining the guest experience through technology and design, today announced financial results for the three months ended September 30, 2021.

“We had another stellar quarter, setting a new company record for quarterly revenue and year-over-year growth with leisure travel demand surging in both our international and domestic markets. Labor Day weekend 2021 generated our highest demand of any holiday since President’s Day weekend 2020 with our Revenue per Available Room (“RevPAR”) reaching $160, approximately 97% of 2019 Labor Day weekend levels. We’re aggressively growing our global portfolio to meet this demand and are on track to surpass 18,000 Live and Contracted Units by the end of the year. Our compelling value proposition for real estate partners continues to propel our growth as we successfully secure exceptional properties at attractive economics. Recent highlights include opening our first hotel in France, the Sonder Atala, which is steps from the Champs-Élysées, expanding in coveted neighborhoods in Mexico City and Dubai, and continuing to grow our footprint in the United States,” said Francis Davidson, Co-Founder and CEO of Sonder.

“The innovation flywheel continued to accelerate in Q3 as well. We launched a redesigned guest app bringing all stay information and services onto a single screen, and continued to build out the operating system for hospitality which we believe will translate into a better guest experience and superior economics. We also unveiled a flexible work-choice model, providing our people with the freedom to work in a way that suits them best so that we can stay focused on delivering results,” continued Davidson.

Sanjay Banker, President and CFO of Sonder, said: “Travel is rebounding sharply across our 38 live global markets with RevPAR at 83% of Q3 2019 (pre-pandemic) levels and occupancy rates near 70 percent. We saw robust Average Daily Rates (“ADR”) of $184 for the quarter, driven primarily by a combination of demand acceleration and our sales and marketing efforts. Additionally, our live portfolio continues to expand and drive more bookable nights. Given these strong leading indicators combined with our sustained revenue outperformance year-to-date, we’re once again raising our total revenue outlook for full year 2021, and also raising our Adjusted EBITDA outlook for full year 2021.”

Third Quarter 2021 Financial Results

•	Total Revenue of $67.5 million, a 155% year-over-year increase and a 43% increase over Q2 2021

•	$184 ADR, a 79% year-over-year increase and a 25% increase over Q2 2021

•	$126 RevPAR, a 64% year-over-year increase and a 26% increase over Q2 2021

•	17% RevPAR outperformance versus traditional hotels (upper upscale hotels in cities where Sonder operates), up from a 5% discount to traditional hotels in Q3 2019 (normalized for pre-pandemic)

•

Continued strong Occupancy Rate of 68%, 600 bps below Q3 2020 in which we saw elevated occupancy due to significant ADR discounting during the height of the COVID-19 pandemic, and consistent with Q2 2021 levels

•	535,603 Bookable Nights, a 55% year-over-year increase and a 13% increase over Q2 2021

•	Property Level Loss of approximately $4 million, an improvement of nearly $3 million year-over-year and over $8 million compared to Q2 2021

Third Quarter 2021 Corporate Highlights

•	Approximately 6,300 Live Units and over 16,000 total Live and Contracted Units as of September 30, 2021

•	Announced incremental investment of ~$330 million and resulting total capital of ~$530 million provides for a fully funded business plan, in addition to trust proceeds of up to $450 million

•

Continued to build a world class board of directors: named Frits van Paasschen, current member of the Board and former President and CEO of Starwood Hotels, as Lead Independent Director; appointed Janice L. Sears, former Bank of America executive, as a Director and Audit Committee Chair; and appointed Gilda Perez-Alvarado, Global CEO of the Hotels & Hospitality Group at JLL, as a Director

•

Launched operations in France with the Sonder Atala, a 48-unit property located steps from the iconic Champs-Elysées in Paris, and recently contracted an additional 25-unit property in the eclectic and trendy 17th arrondissement

•	Expanded footprint in Mexico City, contracting over 600 additional units across eight properties, concentrated primarily in the Condesa and Roma neighborhoods

•	Increased Middle East presence with the opening of two new high-rise towers comprising over 300 units in downtown Dubai with views of the Burj Khalifa

•	Continued proactive focus on ESG, including through the adoption of new policies affirming our zero tolerance approach to modern slavery and human trafficking

Financial Outlook

Sonder is raising its outlook for its full year ending December 31, 2021 as follows:

•

Total Revenue between $200 and $205 million, increasing initial outlook (as of April 30, 2021) by 17% at the midpoint of the range and revised outlook (as of August 10, 2021) by 9.5% at the midpoint of the range, and implying 2021 total annual revenue growth of 75% at the midpoint of the range

•	Adjusted EBITDA loss better than $240 million, increasing initial outlook by 17% from prior outlook of Adjusted EBITDA loss of $290 million

•	All references to Adjusted EBITDA in this document are based on our revised methodology as of September 2021.

•

Adjusted EBITDA methodology prior to September 2021 utilized Non-GAAP rent (which accounted for the benefit of rent abatement in the period in which it was received) and Non-GAAP Other Operating Expenses included the benefit of Capex Allowance in the period in which it was received.

•	Adjusted EBITDA now utilizes GAAP rent, which amortizes the benefit of both rent abatement and benefit of Capex Allowance over the term of the lease.

Financial Summary and Operating Results

Metric	Q3 2021	Q3 2020	Δ YoY
Revenue (000s)	$67,454	$26,471	155%
Net Loss (000s)	$(64,584)	$(55,514)	(16)%

Live Units	6,300	3,900	62%
Total Portfolio	16,200	10,400	56%
Bookable Nights	535,603	345,989	55%
Occupied Nights	365,979	257,279	42%
Occupancy Rate	68%	74%	(8)%
Average Daily Rate (ADR)	$184	$103	79%
Revenue per Available Room (RevPAR)	$126	$77	64%

Property Level Profit (Loss) (000s)	$(4,381)	$(7,071)	38%
Property Level Profit (Loss) Margin	(6)%	(27)%	21%
Adj. EBITDA (000s)	$(47,471)	$(41,900)	(13)%
Adj. EBITDA Margin	(70)%	(158)%	88%

GAAP Rent to Landlord Payments Adjustment	$5,706	$(5,693)	NM
CapEx Allowance Realized	$1,915	—	NM

Sonder’s Third Quarter 2021 Summary Results presentation is available at: sonder.com/investors.

Combination with Gores Metropoulos II

As previously announced on April 30, 2021, Sonder entered into an agreement to combine with Gores Metropoulos II, Inc. (“GMII”) (Nasdaq: GMII, GMIIW and GMIIU), a special purpose acquisition company sponsored by affiliates of The Gores Group, LLC and Metropoulos & Co. (the “Merger Agreement”). As part of the transaction, Sonder and GMII raised a $200 million fully committed PIPE (the “Existing PIPE”), led by an affiliate of The Gores Group, with participation from sophisticated institutional investors, including Fidelity Management & Research Company LLC, funds and accounts managed by BlackRock, Atreides Management, LP, entities affiliated with Moore Capital Management, Principal Global Investors, LLC, and Senator Investment Group.

The transaction was amended on October 27, 2021. The amended terms revise the combined company’s pro forma enterprise value to $1.925 billion. As part of the proposed business combination, the Company will receive approximately $110 million in incremental capital from affiliates of Gores Metropoulos II and other leading investors including Fidelity Management & Research Company LLC, funds and accounts managed by BlackRock, Atreides Management, LP, and Senator Investment Group pursuant to new PIPE transactions (the “New PIPEs”), in addition to the $200 million Existing PIPE, which continues to be led by affiliates of Gores Metropoulos II, with participation from top-tier institutional investors including Fidelity Management & Research Company LLC, funds and accounts managed by BlackRock, Atreides Management, LP, funds and accounts managed by Principal Global Investors, LLC, and Senator Investment Group. Additionally, the Company has put in place a non-binding term sheet for Delayed Draw Notes of $220 million with existing PIPE investors, to be available following closing of the proposed business combination. Subject to any redemptions by the public stockholders of Gores Metropoulos II and the payment of transaction expenses at the closing, the $200 million in Existing PIPE proceeds and approximately $110 million in proceeds from the New PIPEs will be used together with up to $450 million in cash in Gores Metropoulos II’s trust account and Delayed Draw Notes of $220 million to fund operations and support new and existing growth initiatives.

The proposed business combination remains on track to close in the second half of 2021, subject to approval by Gores Metropoulos II’s stockholders and other customary closing conditions.

Additionally, the parties agreed to extend the Merger Agreement end date from October 28, 2021 to January 31, 2022 after which Gores Metropoulos II and Sonder would have the right to terminate the Merger Agreement if the proposed business combination has not been consummated by January 31, 2022.

About Sonder

Sonder is revolutionizing hospitality through innovative, tech-enabled service and inspiring, thoughtfully designed accommodations combined into one seamless experience. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options — from spacious rooms to fully-equipped suites and apartments — found in over 35 markets spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Facebook, Twitter or Instagram. Download the Sonder app on Apple or Google Play.

About Gores Metropoulos II, Inc.

Gores Metropoulos II, Inc. (“GMII”) (Nasdaq: GMIIU, GMII and GMIIW) is a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, a global investment firm founded in 1987 by Alec Gores, and by an affiliate of Metropoulos & Co. whose Principals are Dean, Evan and Daren Metropoulos. GMII was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Mr. Gores and Mr. Metropoulos together have more than 65 years of combined experience as entrepreneurs, operators and investors across diverse sectors including industrials, technology, media and entertainment, business services, healthcare and consumer products and services. Over the course of their careers, Mr. Gores and Mr. Metropoulos and their respective teams have invested in more than 180 portfolio companies through varying macroeconomic environments with a consistent, operationally-oriented investment strategy. For more information, please visit www.gores.com.

Sonder’s Use of Non-GAAP Financial Measures

Sonder supplements its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), by providing additional financial measures that are not prepared in accordance with GAAP, including Property Level Costs, Property Level Profit (Loss) and Adjusted EBITDA. Sonder believes that the disclosure of these non-GAAP financial measures provides investors with additional information that reflects the amounts and financial basis upon which Sonder’s management assesses and operates its business. Sonder’s definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP financial measures should not be viewed in isolation or as a substitute for, or superior to, measures prepared in accordance with GAAP.

Key Terms

Sonder’s Total Portfolio represents Live Units plus Contracted Units. This includes any unit that has a signed real estate contract, regardless of whether or not the unit is available for guests to book. This excludes any units that have been exited (i.e., the lease was terminated or allowed to expire). Live Units are defined as units which are available for guest bookings on Sonder.com, the Sonder app and other channels. Sonder pays rent (or utilizes pre-negotiated abatement) and is able to generate revenue from these units. Contracted Units are units for which Sonder has signed real estate contracts, but are not yet available for guests to book. Sonder is not yet able to generate revenue from these units.

Sonder defines Occupancy Rate (“OR”) as Occupied Nights divided by Bookable Nights, expressed as a percentage. Bookable Nights represent the total number of nights available for stays across all Live Units. This excludes nights lost to full building closures of greater than 30 nights. Occupied Nights represents the total number of nights occupied across all Live Units.

Revenue Per Available Room (“RevPAR”) represents the average revenue earned per available night, and is calculated either by dividing revenue by Bookable Nights, or by multiplying Average Daily Rate by Occupancy Rate. Average Daily Rate (“ADR”) represents the average revenue earned per night occupied and is calculated as revenue divided by Occupied Nights.

All references to Property Level Profit (Loss) (PLP or PLL) and Adjusted EBITDA in this document are based on our revised methodology as of September 2021. Property Level Profit (Loss) (PLP or PLL) and Adjusted EBITDA methodologies prior to September 2021 utilized Non-GAAP rent (which accounted for the benefit of rent abatement in the period in which it was received). Additionally, Adjusted EBITDA prior to September 2021 included the benefit of Capex Allowance in Non-GAAP Other Operating Expenses in the period in which it was received. Property Level Profit (Loss) (PLP or PLL) and Adjusted EBITDA now utilize GAAP rent, which amortizes the benefit of both rent abatement and benefit of Capex Allowance over the term of the lease.

Property Level Profit (Loss) (“PLP” or “PLL”) is defined as loss from operations after adding back corporate-level expenses less Property Level Costs. Property Level Costs (“PLC”) represent costs directly associated with guest-facing functions in each of Sonder’s buildings. These costs include (i) channel fees paid to Online Travel Agencies (OTAs), (ii) customer service costs, (iii) laundry/consumables costs, (iv) maintenance costs, and (v) utilities & insurance costs.

Adjusted EBITDA is defined as net loss excluding the impact of depreciation, stock-based compensation, COVID-19 pandemic related offboardings/other (costs associated with exiting units at the beginning of the COVID-19 pandemic).

Landlord Payments represent cash payments to real estate owners recognizing abatement at the time it is utilized (often at the commencement of a real estate contract), expressed in U.S. dollars. This recognizes the economic substance of the payment to real estate owners as reflected in the real estate contract (e.g., if Sonder’s Takeover Date, the date on which Sonder receives the keys and is able to begin opening the building, was January 1, 2019 and it had three months of abatement at the beginning of the real estate contract, the Landlord Payments for the building in the first quarter of 2019 would be $0). The Takeover Date represents the date on which Sonder receives the keys and is able to begin onboarding a building (e.g., moving in furniture, staging / photographing units for listing).

GAAP rent to Landlord Payment adjustment represents the adjustment to translate rent to Landlord Payments, expressed in U.S. dollars. GAAP rent straight lines abatement and future escalation payments over the duration of the real estate contract. In contrast, Landlord Payments recognizes abatement from real estate owners at the time abatement is utilized (often at the commencement of a real estate contract), and future escalation payments at the time they actually occur, in an effort to most accurately reflect the timing of cash outflows for rent.

Additional Information and Where to Find It

Additional information about the proposed business combination, including a copy of Amendment No. 1 to the Merger Agreement provided in a Current Report on Form 8-K filed by GMII with the SEC on October 28, 2021, a copy of the Merger Agreement provided in a Current Report on Form 8-K filed by GMII with the SEC on April 30, 2021, and a copy of an updated investor presentation provided in a Current Report on Form 8-K filed by GMII with the SEC on November 9, 2021, is available at www.sec.gov. In connection with the proposed business combination, GMII has filed a registration statement on Form S-4 (the “Registration Statement”) that includes a preliminary proxy statement, prospectus and consent solicitation statement with respect to GMII’s securities to be issued in connection with the proposed business combination. The Registration Statement is not yet effective. The Registration Statement, including the proxy statement/prospectus/consent solicitation statement contained therein, when it is declared effective by the SEC, will contain important information about the proposed business combination and the other matters to be voted upon at a meeting of GMII’s stockholders to be held to approve the proposed business combination and other matters (the “Special Meeting”) and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. GMII may also file other documents regarding the proposed business combination with the SEC. GMII stockholders and other interested persons are advised to read, when available, the Registration Statement and the proxy statement/prospectus/consent solicitation statement, as well as any amendments or supplements thereto, because they will contain important information about the proposed business combination.

When available, the definitive proxy statement/prospectus/consent solicitation statement will be mailed to GMII stockholders as of a record date to be established for voting on the proposed business combination and the other matters to be voted upon at the Special Meeting. GMII investors and securityholders will also be able to obtain copies of the definitive proxy statement/prospectus/consent solicitation statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: 6260 Lookout Road, Boulder, CO 80301, attention: Jennifer Kwon Chou, or by contacting Morrow Sodali LLC, GMII’s proxy solicitor, for help, toll-free at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400).

Participants in Solicitation

GMII, Sonder and their respective directors and officers may be deemed participants in the solicitation of proxies of GMII stockholders in connection with the proposed business combination. GMII stockholders and other interested persons may obtain, without charge, more detailed information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination by reading GMII’s registration statement on Form S-1 (File No. 333-251663), which was declared effective by the SEC on January 19, 2021, and the proxy statement/prospectus/consent solicitation statement regarding the proposed business combination. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about Sonder’s forecasted revenue growth (including Sonder’s outlook for Total Revenue and Adjusted EBITDA for the year ended December 31, 2021), Sonder’s growth in total unit portfolio (including Sonder’s forecast for growth in Total Portfolio for the year ended December 31, 2021), information concerning GMII’s or Sonder’s possible or assumed future financial or operating results and metrics, business strategies, debt levels, available financing including the PIPE transactions and the Delayed Draw Notes, competitive position, industry environment, potential growth opportunities, future operations, products and services, planned openings, expected unit contractings and the effects of regulation, including whether the proposed business combination will generate returns for stockholders. These forward-looking statements are based on GMII’s or Sonder’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GMII’s or Sonder’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Sonder’s full year Total Revenue and Adjusted EBITDA at year end may differ materially from the outlook above, which is not a comprehensive statement of Sonder’s financial results. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as amended by Amendment No. 1) and the proposed business combination contemplated thereby; (b) the inability to complete the proposed business combination due to the failure to obtain approval of the stockholders of GMII or other conditions to closing in the Merger Agreement (as amended by Amendment No. 1); (c) the ability to meet Nasdaq’s listing standards following the consummation of the proposed business combination; (d) the inability to complete the PIPE transactions; (e) the risk that the proposed business combination disrupts current plans and operations of Sonder or its subsidiaries as a result of the announcement and consummation of the transactions described herein; (f) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) costs related to the proposed business combination; (h) changes in applicable laws or regulations, including legal or regulatory developments (such as the SEC’s statement on accounting and reporting considerations for warrants in special purpose acquisition companies); (i) the possibility that Sonder may be adversely affected by other economic, business and/or competitive factors; (j) risks related to the impact of the COVID-19 pandemic, including the Delta variant and potential governmental and other restrictions (including travel restrictions) resulting therefrom; (k) the inability of Sonder to enter into definitive documentation with respect to the Delayed Draw Notes prior to closing, and (l) other risks and uncertainties described in the final proxy statement/prospectus/consent solicitation statement, including those under the heading “Risk Factors” therein, and other documents filed by GMII from time to time with the SEC. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, neither GMII nor Sonder undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in GMII’s reports filed and to be filed with the SEC and available at the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication relates to a proposed business combination between GMII and Sonder. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONTACTS

For Sonder:

Media Contacts

press@sonder.com

Investor Contacts

Chris Mammone, The Blueshirt Group

ir@sonder.com

For The Gores Group and affiliates:

Jennifer Kwon Chou

Managing Director

The Gores Group

310-209-3010

jchou@gores.com

OR

John Christiansen/Cassandra Bujarski/Danya Al-Qattan

Sard Verbinnen & Co

GoresGroup-SVC@sardverb.com

SONDER HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except number of shares information)

(unaudited)

	Three Months Ended September 30,
	2021	2020
Revenue	$67,454	$26,471
Cost of revenue (excluding depreciation and amortization)	52,402	24,508
Operations and support	36,592	29,227
General and administrative	21,694	17,972
Research and development	5,443	3,853
Sales and marketing	6,724	3,108

Total costs and expenses	122,855	78,668
Loss from operations	(55,401)	(52,197)
Interest expense, net and other (income) expense, net
Interest expense, net	13,279	1,658
Other (income) expense, net	(4,229)	1,648

Total interest expense, net and other (income) expense, net	9,050	3,306

Loss before income taxes	(64,451)	(55,503)

Provision for income taxes	133	11

Net loss	$(64,584)	$(55,514)

Net loss per share, basic and diluted	$(7.77)	$(8.74)

Weighted average shares outstanding of common stock, basic and diluted	8,310,373	6,354,980

Other comprehensive loss:
Net loss	$(64,584)	$(55,514)
Change in foreign currency translation adjustment	(1,120)	1,777

Comprehensive loss	$(65,704)	$(53,737)

SONDER HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF LOSS FROM OPERATIONS TO PROPERTY LEVEL LOSS

(In thousands)

(unaudited)

	Three Months Ended September 30,
	2021	2020
Loss from operations	$(55,401)	$(52,197)
Add: Operations and support	36,592	29,227
General and administrative	21,694	17,972
Research and development	5,443	3,853
Sales and marketing	6,724	3,108
Less: Property Level Costs
Channel fees included in sales and marketing	(4,638)	(1,272)
Customer service, laundry/consumables, maintenance and utilities and insurance included in operations and support	(14,795)	(7,762)

Property Level Loss	$(4,381)	$(7,071)

Property Level Loss Margin	(6.5%)	(26.7%)
GAAP rent to Landlord Payments adjustment	$5,706	$(5,693)

SONDER HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended September 30,
	2021	2020
Net loss	$(64,584)	$(55,514)
Interest expense, net	13,279	1,658
Provision for income taxes	133	11
Depreciation and amortization	4,357	4,269

EBITDA	$(46,815)	$(49,576)

Stock-based compensation	3,573	1,020
Other (income) expense, net	(4,229)	1,648
COVID-19 related offboardings	—	5,008

Adjusted EBITDA	$(47,471)	$(41,900)

GAAP rent to Landlord Payments adjustment	$5,706	$(5,693)
FF&E allowance realized	$1,915	$—